Exhibit 99.1 – Certification of Chief Executive Officer Pursuant to Section 111(b)(4) of the Emergency Economic Stabilization Act of 2008.

I, R. Scott Smith, Jr. Chief Executive Officer of Fulton Financial Corporation, certify, based on my knowledge, that:

(i)

The Human Resources Committee of Fulton Financial Corporation did discuss, review, and evaluate with senior risk officers at least every six months during the period beginning January 1, 2010 and ending July 14, 2010 (“Fulton’s 2010 TARP Period”), senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Fulton Financial Corporation;

(ii)

The Human Resources Committee of Fulton Financial Corporation identified and limited during Fulton’s 2010 TARP Period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Fulton Financial Corporation and has identified any features of the employee compensation plans that posed risks to Fulton Financial Corporation and limited those features to ensure that Fulton Financial Corporation was not unnecessarily exposed to risks;

(iii)

The Human Resources Committee did review, at least every six months during Fulton’s 2010 TARP Period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Fulton Financial Corporation to enhance the compensation of an employee, and has limited any such features;

(iv)	The Human Resources Committee of Fulton Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)	The Human Resources Committee of Fulton Financial Corporation will provide a narrative description of how it limited during Fulton’s 2010 TARP Period the features in:

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Fulton Financial Corporation;

(B)	Employee compensation plans that unnecessarily expose Fulton Financial Corporation to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Fulton Financial Corporation to enhance the compensation of an employee;

(vi)

Fulton Financial Corporation did require that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during Fulton’s 2010 TARP Period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)

Fulton Financial Corporation prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during Fulton’s 2010 TARP Period;

(viii)

Fulton Financial Corporation limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during Fulton’s 2010 TARP Period;

(ix)

Fulton Financial Corporation and its employees complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during Fulton’s 2010 TARP Period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved during Fulton’s 2010 TARP Period;

(x)

Fulton Financial Corporation will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during Fulton’s 2010 TARP Period;

(xi)

Fulton Financial Corporation will disclose the amount, nature, and justification for the offering, during Fulton’s 2010 TARP Period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)

Fulton Financial Corporation will disclose whether Fulton Financial Corporation, the board of directors of Fulton Financial Corporation, or the Human Resources Committee of Fulton Financial Corporation engaged during Fulton’s 2010 TARP Period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)

Fulton Financial Corporation prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during Fulton’s 2010 TARP Period;

(xiv)

Fulton Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Fulton Financial Corporation and Treasury, including any amendments, during Fulton’s 2010 TARP Period;

(xv)

Fulton Financial Corporation did submit to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees covered by Fulton’s 2010 TARP Period, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example 18 U.S.C. 1001.)

Dated: March 1, 2011

/s/ R. Scott Smith, Jr.
R. Scott Smith, Jr.
Chairman and Chief Executive Officer